EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of GBI Capital Management Corp. on Form S-3 of our report dated February 27, 1998, with respect to the financial statements incorporated by reference in the Annual Report on Form 10-K of GBI Capital Management Corp. for the fiscal period ended August 24, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                  /S/ LERNER & SIPKEN, CPAS, LLP
                                                  ------------------------------
                                                  Lerner & Sipkin, CPAs, LLP

New York, New York
May 23, 2000